EXHIBIT 23
              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
     We consent to the incorporation by reference in the Prospectuses of Baltimore Gas and Electric Company prepared in accordance with the requirements of Forms S-8 (File Nos. 33-56084 and 33-59545) and Forms S-3 (File Nos. 33-49801, 33-45260, 33-33559, 33-57658, 33-61297, and 33-50331) and the
Prospectus of Constellation Energy Corporation prepared in accordance with the requirements of Form S-4 (File No. 33-64799) of our report dated January 19, 1996 accompanying the consolidated financial statements and the consolidated financial statement schedule of Baltimore Gas and Electric Company as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, included in this Annual Report on Form 10-K of Baltimore Gas and Electric Company.
                                          /s/ Coopers & Lybrand L.L.P.
                                          COOPERS & LYBRAND L.L.P.
Baltimore, Maryland
March 29, 1996